EXHIBIT (h)(2)


                                SCHEDULE A TO THE
                           CO-ADMINISTRATION AGREEMENT
                           DATED AS OF OCTOBER 1, 2001
                           AS AMENDED JUNE 5, 2002 FOR
                       FIRST AMERICAN STRATEGY FUNDS, INC.


PORTFOLIOS:    This Agreement shall apply to each of the separately managed portfolios of First American Strategy Funds, Inc., either now or hereafter created (collectively, the "Portfolios").

FEES:          ADMINISTRATION, SHAREHOLDER SERVICING AND INSTITUTIONAL TRANSFER
               AGENCY FEES

               Pursuant to Article 4, the Fund, for and on behalf of each Portfolio (or class of shares within each Portfolio, as applicable), shall pay the Administrator compensation for services rendered to each Portfolio, calculated daily and paid monthly at the annual rates set forth in the following table and based on net assets of all open-end First American mutual funds for which the Administrator provides services under this Agreement or any similar agreement ("Complex-Wide Assets"):

                 ------------------------------------ ----------------------
                 COMPLEX-WIDE ASSETS FEE
                 (IN BILLIONS)                             (PER ANNUM)
                 ------------------------------------ ----------------------
                 First $8 billion                            25.0 bp
                 ------------------------------------ ----------------------
                 Next $17 billion                            23.5 bp
                 ------------------------------------ ----------------------
                 Next $25 billion                            22.0 bp
                 ------------------------------------ ----------------------
                 Assets over $50 billion                     20.0 bp
                 ------------------------------------ ----------------------
                 Complex-Wide Assets at the end of each day are first applied to the above fee schedule. Each Portfolio is charged a fee (calculated and accrued daily and paid monthly) equal to such gross number (the number calculated under the first sentence of this paragraph) times a fraction, the numerator of which is the assets within such Portfolio and the denominator of which is the Complex-Wide Assets.

               The fees in this table (the "Fee Table") are comprised of the following components, which shall be calculated for each Portfolio (or class thereof) as follows:

               Administration Fees. The Fee Table reflects administrative fees calculated in accordance with the following schedule:

                 ------------------------------------ ----------------------
                                                         ADMINISTRATION
                 COMPLEX-WIDE ASSETS                    FEE PER PORTFOLIO
                 (IN BILLIONS)                             (PER ANNUM)
                 ------------------------------------ ----------------------
                 First $8 billion                             10 bp
                 ------------------------------------ ----------------------
                 Next $17 billion                            9.25 bp
                 ------------------------------------ ----------------------
                 Next $25 billion                            8.5 bp
                 ------------------------------------ ----------------------
                 Assets over $50 billion                     7.5 bp
                 ------------------------------------ ----------------------
                 Complex-Wide Assets at the end of each day are first applied to the above fee schedule. Each Portfolio is charged an administrative fee (calculated and accrued daily and paid monthly) equal to such gross number (the number calculated under the first sentence of this paragraph) times a fraction, the numerator of which is the assets within such Portfolio and the denominator of which is the Complex-Wide Assets.


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

               Shareholder Servicing Fees. The Fee Table also reflects shareholder servicing fees for each Class of shares within each Portfolio calculated in accordance with the following schedule:

                 ------------------------------------ ---------------------- ----------------------
                                                         CLASS A, B & C           CLASS S & Y
                                                           SHAREHOLDER            SHAREHOLDER
                 COMPLEX-WIDE ASSETS                      SERVICING FEE          SERVICING FEE
                 (IN BILLIONS)                             (PER ANNUM)            (PER ANNUM)
                 ------------------------------------ ---------------------- ----------------------
                 First $8 billion                             15 bp                  10 bp
                 ------------------------------------ ---------------------- ----------------------
                 Next $17 billion                           14.25 bp                9.25 bp
                 ------------------------------------ ---------------------- ----------------------
                 Next $25 billion                            13.5 bp                8.5 bp
                 ------------------------------------ ---------------------- ----------------------
                 Assets over $50 billion                     12.5 bp                7.5 bp
                 ------------------------------------ ---------------------- ----------------------

                 Complex-Wide Assets at the end of each day are first applied to the fee schedule above applicable to the applicable share class within each Portfolio. Each share class is then charged a shareholder servicing fee (calculated and accrued daily and paid monthly) equal to such gross number (the number calculated under the first sentence of this paragraph) times a fraction, the numerator of which is the assets within such share class and the denominator of which is the Complex-Wide Assets.

               Institutional Transfer Agency Fees. The Fee Table also reflects institutional transfer agency fees paid by Class D, I, S and Y Shares of each Portfolio (as applicable) of 5 basis points per annum (calculated and accrued daily and paid monthly) on the net assets attributable to each such Class of shares. These fees reimburse the administrator for the costs of the sub-transfer agency systems relating to the trust and other fiduciary accounts owning such Classes of shares.

               TRANSFER AGENCY AND DIVIDEND DISBURSING CHARGES

               In addition to the fees set forth in the Fee Table, the Fund (on behalf of each share class of each Portfolio) shall pay the Administrator the following fees for transfer agency and dividend disbursing services:

               Annual CUSIP Fee:                     $18,500 per CUSIP per year
               Open Account Fees:
               o  Internal Accounts                  $9.00 per account per year
               o  Third Party/External Accounts      $15.00 per account per year
               o  IRA Accounts                       $15.00 per account per year
               o  Certificate processing                   N/A

               Closed Account Fees:
               o  Internal Accounts                        N/A
               o  Third Party/External Accounts      $3.50 per account per year

               The aggregate amount of such fees for transfer agency and dividend disbursing services shall be allocated among all Portfolios within the Fund (on behalf of each share class of each Portfolio) on a pro rata basis based upon relative net assets.

TERM: Pursuant to Article 7, the term of this Agreement, unless sooner terminated as specified under the heading "Termination" below, shall commence on October 1,


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

               2001 and shall remain in effect through June 30, 2002. On July 1, 2002 and on July 1 of each year thereafter (each, an "Extension Date"), this Agreement shall be automatically extended for successive one-year periods if the Administrator has met or exceeded at least 90% of the Service Standards on a cumulative basis during the prior year ending on Extension Date and only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act. Calculation of compliance with the Service Standards will be measured monthly, and reported to the Board of Directors of the Fund quarterly, as a fraction, the numerator of which is the number of Service Standard events that were met in such month and the denominator of which is the number of Service Standard events to be completed for such month ("Service Level Percentage"). The Administrator will calculate the compliance percentage, and Ernst & Young will review such calculation, on a quarterly basis. Any disagreements will be reported to the Fund's Board of Directors for resolution, in the Board's good faith judgment.

TERMINATION:   The Administration Agreement will be terminable for the
               Portfolios by delivery to the Administrator of written notice:
               (i) for any reason on six months prior written notice to the Administrator; (ii) in the event of the Administrator's bankruptcy or insolvency; (iii) in the event of a conviction of the Administrator for corporate criminal activity; (iv) if in any consecutive six-month period, the average cumulative Service
               Level Percentage is less than 50%; or (v) if the Administrator has materially failed to perform its responsibilities as administrator under this Agreement, and such material failure has not been cured within 45 days after written notice is received by the Administrator specifying the nature of the failure. The
               Administration Agreement may terminated by the Administrator for any reason on six months prior written notice to the Fund.

Agreed to and accepted by the undersigned effective as of June 5, 2002.

FIRST AMERICAN STRATEGY                     U.S. BANCORP FUND SERVICES, LLC
FUNDS, INC.


By       /s/ Jeffery M. Wilson              By    /s/ Joe D. Redwine
   ----------------------------------          ---------------------------------
Name:                                       Name:  Joe D. Redwine
Title:   VP                                 Title:  President

                                            U.S. BANCORP ASSET
                                            MANAGEMENT, INC.


                                            By    /s/ Robert H. Nelson
                                            ------------------------------------
                                            Name:  Robert H. Nelson
                                            Title:  COO





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